EXHIBIT 10.1

FIRST AMENDMENT TO THE PATENT & TECHNOLOGY LICENSE AGREEMENT

THIS FIRST AMENDMENT TO THE PATENT & TECHNOLOGY LICENSE AGREEMENT (the “Amendment”) is entered into and effective as of July 1, 2020 (the “Effective Date”) by and between Aditx Therapeutics, Inc., (the “Company”), and Loma Linda University (“LLU”).

WHEREAS, Company and LLU (collectively the “Parties”, or singly, a “Party”) entered into a Patent and Technology Agreement (the “Agreement”) on March 15, 2018;

WHEREAS, Pursuant to Section 19.6 of the Agreement, the Parties have the right to amend the agreement in a writing signed by a duly authorized representative of each party; and

WHEREAS, the Parties mutually desire and agree to modify the Agreement in order to align certain milestone deadlines and the due dates of certain fees with the company’s current stage of financing and updated development timeline.

NOW, THEREFORE, acknowledging the receipt of adequate consideration and intending to be legally bound by the mutual promises, covenants, and conditions herein, the Parties agree as follows:

1.	Within 4 business days after execution of the Amendment by both Parties, the Company will pay LLU $455,000.00 representing the following:

a.	$25,000.00 that was originally due to LLU on March 31, 2020 pursuant to Section 3.1 (b) (ii) of the Agreement:

b.	$70,000.00 that was originally due by the end of December 2018, pursuant to Section 3.1 (e) of the Agreement;

c.	The final $60,000.00 originally due by the end of March 2019, pursuant to Section 3.1 (e) of the Agreement;

d.	$200,000.00 originally to be paid within 30 days of the completion of the first listed Milestone Event (such completion estimated to have been completed on or before July 31, 2018), pursuant to the table included in Section 3.1 (c) of the Agreement; and

e.	$100,000.00 pursuant to Section 2.4 (d) of the Agreement.

2.	The following modifications to the Agreement are hereby made effective upon receipt of payment as stated in Section 1:

a.	Section 2.4 (b) of the Agreement shall be replaced in its entirety with the following:

(b)	achieve the following Diligence Milestone events by the deadlines indicated:

Diligence Milestone Events	Deadlines
Regulatory approval of IND application to initiate first-in-human clinical trials	March 31, 2022
Completion of first-in-human (phase I/II) clinical trials	March 31, 2024
Completion of Phase III clinical trials	March 31, 2026
Biologic Licensing Approval by FDA	March 31, 2027

b.	Section 3.1 (c) of the Agreement shall be replaced in its entirety with the following:

(c)	Milestone Fees. Licensee will pay Milestone Fees within thirty (30) days of achieving the following milestone events:

Milestone Events	Milestone Fees
Regulatory approval of IND application to initiate first-in-human clinical trials (estimated in Section 2.4(b) to be on or before March 31, 2022)	One hundred seventy five thousand dollars ($175,000)
Completion of first-in-human (phase I/II) clinical trials (estimated in Section 2.4(b) to be on or before March 31, 2024)	One hundred thousand dollars ($100,000)
Completion of Phase III clinical trials (estimated in Section 2.4(b) to be on or before March 31, 2026)	Five hundred thousand dollars ($500,000)
Biologic Licensing Approval by FDA (estimated in Section 2.4(b) to be on or before March 31, 2027)	Five hundred thousand dollars ($500,000)
One time success fee when the combined total of Net Product Sales and Net Service Sales are at least fifteen million dollars ($15,000,000) within any single Contract Year	Two hundred fifty thousand dollars ($250,000)

Licensee shall promptly notify LLU that the milestone has been achieved as provided in Section 4.1(f).

3.	The Parties acknowledge and represent that, with execution of this Amendment and upon receipt of the payments by LLU as outlined in Section 1 above, the Agreement will be in full force and effect and that neither Party would be in breach of the Agreement.

4.	Except as specifically modified herein, the original Agreement dated March 15, 2018 shall remain in full force and effect.

IN WITNESS WHEREOF, the said Parties hereto have hereunder set their hands and seals on the day and year first above written.

ADITX THEARAPEUTICS, INC.:

By:	/s/ Amro Albanna
Name:	Amro Albanna
Its:	CEO

LOMA LINDA UNIVERSITY:

By:	/s/ Michael R. Samardzija
Name:	Michael R. Samardzija, PhD, JD
Its:	Vice President of Research Affairs

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